UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007

Pipex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12584 (Commission File Number)	13-3808303 (IRS Employer Identification Number)

3930 Varsity Drive

Ann Arbor, MI 48108

(Address of principal executive offices) (Zip Code)

(734) 332-7800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As of November 7, 2007, 36 warrant holders exercised a total of 1,958,197 warrants to purchase a total of 1,958,197 shares of the Registrant’s common stock pursuant to the Registrant’s previous call of the warrants issued by the Registrant during October and November 2006. These shares of common stock are registered for resale under the Registrant’s registration statement number 333-139354. The total cash that the Registrant received from these warrant exercises equals $4,347,197.34. Following these warrant exercises, the Registrant has 19,109,090 shares of its common stock outstanding.

All of the shares of common stock issued upon exercise of these warrants were issued in a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. This offering and sale qualified for exemption under Section 4(2) because the offer and sale did not involve a public offering due to the fact that the offer and sale was made to an insubstantial number of persons and due to the manner of the offering. The offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPEX PHARMACEUTICALS, INC.

Dated: November 8, 2007	By: /s/ Steve H. Kanzer Steve H. Kanzer Chairman and Chief Executive Officer